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                           T. ROWE PRICE INDEX TRUST, INC.

                                  POWER OF ATTORNEY



               RESOLVED, that the Corporation and each of its directors do hereby constitute and authorize, James S. Riepe, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such directors and officers on his behalf as such director or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.





























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               IN WITNESS WHEREOF, the Corporation has caused these presents to be signed by its Vice President and the same attested by its Secretary, each thereunto duly authorized by its Board of Directors, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.



                                            T. ROWE PRICE INDEX TRUST, INC.

                                           /s/Richard T. Whitney
                                       By:______________________________
                                           Richard T. Whitney, President

          April 24, 1996

          Attest:

          /s/Lenora V. Hornung
          __________________________
          Lenora V. Hornung, Secretary


                                (Signatures Continued)









































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          /s/Richard T. Whitney   President and
          ___________________     (Principal Executive      April 24, 1996
          Richard T. Whitney      Officer)

          /s/Carmen F. Deyesu     Treasurer (Principal
          __________________      Financial Officer)        April 24, 1996
          Carmen F. Deyesu

          /s/Donald W. Dick Jr.
          __________________      Director                  April 24, 1996
          Donald W. Dick Jr.

          /s/David K. Fagin
          __________________      Director                  April 24, 1996
          David K. Fagin

          /s/Hanne M. Merriman
          __________________      Director                  April 24, 1996
          Hanne M. Merriman

          /s/James S. Riepe
          __________________      Vice President and        April 24, 1996
          James S. Riepe          Director

          /s/M. David Testa
          __________________      Director                  April 24, 1996
          M. David Testa

          /s/Hubert D. Vos
          __________________      Director                  April 24, 1996
          Hubert D. Vos

          /s/Paul M. Wythes
          __________________      Director                  April 24, 1996
          Paul M. Wythes